UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

Foundation Healthcare, Inc.

(Exact name of registrant as specified in charter)

Oklahoma	001-34171	20-0180812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 N. Portland Avenue, Suite 200

Oklahoma City, Oklahoma 73134

(Address of Principal Executive Offices) (Zip Code)

(405) 601-5300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 12, 2015, Grayson County Physicians Property, LLC, d/b/a Heritage Park Surgical Hospital (“Heritage Park”), a hospital in which Foundation Surgical Hospital Holdings, LLC (“FSHH”), a wholly owned subsidiary of Foundation Healthcare, Inc. (the “Company”), owns a 20% ownership interest, sold substantially all of its assets except its real estate to Heritage Park Surgical Hospital, LLC (“HPSH”). As part of the transaction, FSHH’s ownership was redeemed and the Foundation Management Contract was terminated for the combined sum of $10.1 million. In the transaction, Texas Heath Venture of Heritage Park, LLC, a joint enterprise of the Baylor Medical System (“Baylor”) and United Surgical Partners International (“USPI”), acquired 53.1% of HPSH. Texas Health Venture Group, LLC, also a Baylor Medical USPI joint venture, took over management of HPSH.

At closing, FSHH received $7.6 million in cash net of transactional expenses and withholdings totalling $1.5 million. FSHH received an additional $0.8 million for the early termination of its management contract.

Also as part of the Purchase Agreement, FSHH agreed not to compete within a 15 mile area of the HPSH’s main campus for a period of 3 years.

Prior to closing, the Company had its equity investment in Heritage Park assets sold recorded at $1.3 million. The following is a summary of selected financial information reflecting the historical financial impact of the Company’s investment in and management of Heritage Park:

	January 1, to May 31, 2015	Year Ended December 31, 2014
Equity in earnings of Heritage Park	$24,784	$603,524

Management fees earned from Heritage Park	$679,599	$1,531,970

Direct operating expenses incurred in the Company’s management of Heritage Park	$520,636	$947,200

The Company has agreed to provide certain transitional accounting and management services to Texas Health Venture Group, LLC most of which will end before the end of the year, and will eliminate the direct operating expenses related to the Heritage Park management contract during that transitional period.

The Company will use $7 million from the proceeds from the transaction to reduce long term debt and the balance to fund its growth strategy.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Contribution and Purchase Agreement dated effective June 1, 2015, by and between Texas Health Venture Heritage Park, LLC (Buyer), Heritage Park Surgical Hospital, LLC (New Company), Grayson County Physicians Property, LLC (HPSH), FSHH (Foundation), and Foundation Surgical Hospital Management, LLC (Foundation Management).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	FOUNDATION HEALTHCARE, INC.

Date: June 18, 2015	By:	/s/ STANTON NELSON
Stanton Nelson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Contribution and Purchase Agreement dated effective June 1, 2015, by and between Texas Health Venture Heritage Park, LLC (Buyer), Heritage Park Surgical Hospital, LLC (New Company), Grayson County Physicians Property, LLC (HPSH), FSHH (Foundation), and Foundation Surgical Hospital Management, LLC (Foundation Management).